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                                                                    EXHIBIT 10.2

                              MANAGEMENT AGREEMENT


    THIS AGREEMENT is entered into as of this 8th day of March, 1988 by and between The Bellfonte Company, a Minnesota corporation ("Bellfonte") and Mid-South Acquisition Corporation, a Minnesota corporation (the "Corporation").

    WHEREAS, the Corporation has been formed for the purpose, among other matters, of acquiring all of the issued and outstanding shares of capital stock of Mid-South Bottling Company, a Delaware corporation ("Mid-South"); and

    WHEREAS, Bellfonte desires to enter into this Management Agreement for the purposes of providing the services herein specified to the Corporation and, at the request and direction of the Corporation, to Mid-South; and

    WHEREAS, the Corporation desires to retain Bellfonte to perform the services herein specified.

    WHEREAS, it is contemplated and intended that the Corporation will be merged into Mid-South.

    NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

    1. APPOINTMENT. The Corporation hereby appoints Bellfonte to render services in managing the Corporation and to oversee the management of the businesses and operations of the Corporation and Mid-South during the term of this Agreement as herein contemplated.

    2. MANAGEMENT SERVICES TO BE PROVIDED. Subject to (i) such guidelines and limitations as the Board of Directors of the Corporation may from time to time impose and (ii) conformity with the provisions of the Shareholders' Agreement, Articles of Incorporation and Bylaws (the "Governing Documents") of the Corporation, during the term of this Agreement, Bellfonte shall have the authority to:

        (a) Consistent with the Governing Documents, administer, manage, and direct the Corporation and the businesses and properties of the Corporation and Mid-South and, generally, render such services as may be required in connection with the supervision of the businesses and properties of the Corporation and Mid-South.

        (b) Monitor the day-to-day operations of the Corporation and Mid-South and make recommendations with respect thereto.


                                     Page 1                         Exhibit 10.2

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        (c)  Investigate and make recommendations with respect to the selection and conduct of relations with consultants and technical advisors (including, without limitation, accountants and other similar advisors, attorneys, corporate fiduciaries, escrow agents, depositories, custodians, agents for collection, insurers, insurance agents and banks and persons acting in any other capacity, in connection with the administration and day-to-day operations of the Corporation and Mid-South.

        (d) Conduct all negotiations with the franchisors under all franchise agreements held by Mid-South and any of its subsidiaries and to be held by the Corporation, Mid-South, and any of their respective subsidiaries, relating to said franchise agreements, and take, or cause to be taken, any and all acts which may be required in its judgment to comply with said franchise agreements.

        DUTIES AND POWERS OF BELLFONTE. In addition to the general authority granted in paragraph 2 above, but subject to the provisions of the Governing Documents, the contractual obligations of the Corporation and Mid-South, and the provisions of that certain Purchase Agreement relating to Convertible Preferred Stock Mid-South Acquisition Corporation dated as of March 7, 1988 (the "Preferred Stock Agreement"), Bellfonte shall have the power and authority to make all decisions relating to the management and control of the businesses and properties of the Corporation and Mid-South and shall have complete discretion with respect thereto. Bellfonte may delegate the authority, duties and obligations conferred under this Agreement to any individual(s) or entities of its choice, without restriction, including but not limited to employees of the Corporation or, after the merger, Mid-South. The duties and responsibilities of Bellfonte shall be limited to those expressly set forth in this Agreement. The powers granted to Bellfonte hereby shall include (without limitation) powers to do the following, if, as and when they become necessary, appropriate or desirable in the judgment of
Bellfonte:

        (e) Cause either the Corporation or Mid-South to expend its or their capital and earnings and profits in furtherance of the businesses of the Corporation and/or Mid-South.

        (f) Enter into amended franchise agreements with each of the franchisors with respect to each of the franchises held by Mid-South or its subsidiaries as held on the date of acquisition of the voting stock of Mid-South by the Corporation.

        (g) Manage and operate the bottling operations pursuant to the terms and provisions of the franchise agreements.

        (h) Sell, hypothecate, dispose of, trade, exchange, quit claim, surrender or release the properties of the Corporation and/or Mid-South, or interests therein.

        (i) Give receipts, releases, and discharges in furtherance of the authority herein granted.

        (j) Cause the Corporation and/or Mid-South to borrow money from third persons in the name and on behalf of the Corporation and/or Mid-South.


                                     Page 2                         Exhibit 10.2

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        (k)  To the extent that any funds of the Corporation and/or Mid-South are not, in the judgment of Bellfonte, required for the conduct of the Corporation and/or Mid-South, temporarily to invest such funds in interest-bearing bank accounts, certificates of deposit, or securities issued or guaranteed as to principal and interest by the United States of America or any agency, authority, or other entity controlled or supervised by and acting as an instrumentality of the United States of America.

        (l) Adjust, compromise, settle or refer to arbitration any claim in favor of or against the Corporation and/or Mid-South and institute, prosecute and defend any legal action or proceeding or any arbitration proceeding.

        (m) Enter into, make and perform any and all contracts, leases, and other agreements in connection with the businesses and properties of the Corporation and/or Mid-South, including, but not limited to, contracts, leases and other agreements with Bellfonte and any affiliates as associates of Bellfonte on terms not less favorable to the Corporation and/or Mid-South than could be obtained in an arms'-length transaction with unaffiliated third parties.

        (n) Obtain for the purposes of the Corporation and/or Mid-South and issue, accept, endorse, and execute promissory notes, bonds, or other evidences of indebtedness and, as security therefor, mortgage, pledge, grant security interests in, or otherwise encumber their assets; obtain replacements of any mortgage or mortgages and prepay, in whole or in part, refinance, recast, increase, modify, consolidate or extend any obligation affecting the Corporation and/or mid-South.

        (o) Acquire and enter into any contract of insurance necessary or proper for the protection of the Corporation and/or Mid-South, the conservation of their properties and businesses, the protection of Bellfonte against liability to third parties arising out of the activities of the Corporation and/or Mid-South and the activities of Bellfonte conducted on behalf of the Corporation and/or Mid-South, and for any other purpose proper and beneficial to the Corporation and/or Mid-South.

        (p) Retain or employ and coordinate the services of all employees, supervisors, accountants, attorneys, engineers, and other consultants and any other persons or entities necessary or appropriate to carry out the businesses and purposes of the corporation and/or Mid-South.

        (q) Perform other obligations provided elsewhere in this Agreement to be performed by Bellfonte.

        (r) Execute, acknowledge, and deliver any and all documents and instruments necessary or desirable in effectuating the foregoing.

    3. AUTHORITY OF BELLFONTE; DEALINGS WITH THIRD PARTIES. Bellfonte shall have the power to execute, deliver, perform and accept on behalf of the Corporation and/or Mid-South any instrument and agreement incidental to the businesses of the Corporation and/or Mid-South and in furtherance of the services to be rendered, and the powers and


                                     Page 3                         Exhibit 10.2

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authority granted pursuant to paragraphs 2 and 3 above, and such instrument and agreement shall be deemed executed, delivered, performed and accepted, as the case may be, by the Corporation and/or Mid-South. No person shall be required to determine the authority of Bellfonte to engage in any act or undertaking on behalf of the Corporation and/or Mid-South, and third parties dealing with the Corporation and/or Mid-South may rely conclusively upon the power and authority of Bellfonte to act as set forth herein and shall not be required to inquire into or ascertain the authority of Bellfonte so to act.

    4. CONFLICTS OF INTEREST. The Corporation and Mid-South acknowledge that Bellfonte shall devote as much time to the management of the Corporation and/or Mid-South and their respective businesses and properties as Bellfonte may deem to be necessary under the circumstances. The Corporation and Mid-South understand and agree, however, that, subject to the provisions of the Shareholders Agreement and the Preferred Stock Agreement, Bellfonte may engage in other businesses, including (without limitation) acting as franchisee under franchise agreements providing for the bottling and distribution of brand name soft drinks or otherwise owning or operating other soft drink bottling businesses.

    5. EXCULPATION. Bellfonte shall be exculpated from liability in connection with the acceptance, performance or nonperformance of its duties hereunder to the same extent that directors or officers of a corporation are entitled to elimination of personal liability under Delaware law other than for gross negligence or willful misconduct. Bellfonte shall incur no liability with respect to any action taken by it in reliance upon any notice, direction, instruction, consent, statement or other paper or document provided to it by the Corporation, or any of its authorized representatives. In all matters or questions arising under this Agreement which Bellfonte, in its sole discretion and at its own expense, may seek and rely on the advice of counsel, and such advice and reliance is made and taken in good faith based on such advice, Bellfonte shall not be liable to any party, including the Corporation and/or mid-South, or its or their successors and assigns, for its actions so taken, whether or not such actions may constitute gross negligence or willful misconduct.

        INDEMNIFICATION OF BELLFONTE.

        (a) The Corporation and/or Mid-South agrees to indemnify and hold harmless Bellfonte against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by Bellfonte) as and when incurred arising out of, in connection with or based upon any act or omission or alleged act or alleged omission by Bellfonte in connection with the acceptance of, or the performance or nonperformance by Bellfonte of any of its duties under this Agreement.

        (b) Bellfonte shall give the Corporation and/or Mid-South prompt notice of any claim asserted or threatened against Bellfonte on the basis of which Bellfonte intends to seek indemnification from the Corporation and/or Mid-South as herein permitted; however, the obligations of the Corporation and/or Mid-South under this Section 7 shall not be conditioned upon receipt of such notice.


                                     Page 4                         Exhibit 10.2

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        (c)  Expenses incurred by Bellfonte in connection with any action, suit, proceeding, or appeal thereof, described in Section 7(a) above, shall be paid by the Corporation and/or Mid-South in advance of the final disposition of such action, suit or proceeding within 20 days following receipt of a notice from Bellfonte specifying the amount of such expenses actually incurred by Bellfonte in connection with such action, suit, or proceeding.

        (d) The indemnification agreement provided for in this Section 7 shall survive the termination of this Agreement.

        (e) Notwithstanding any other provision of this Section 7 to the contrary, the Corporation and/or Mid-South shall not be liable to indemnify Bellfonte in connection with any claim against Bellfonte (i) if a court of competent jurisdiction has rendered a final decision that indemnification relating to the claim would be unlawful; (ii) if a final decision by a court of competent jurisdiction shall adjudge the conduct of Bellfonte to have been taken not in good faith or not in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and/or Mid-South; and (iii) if the claim is based upon Bellfonte's deriving an unlawful benefit and a court of competent jurisdiction adjudges that such benefit was unlawful in a final decision.

    6. FEES. For services to be performed under this Management Agreement, the Corporation and/or Mid-South, shall pay to Bellfonte the following:

        (a) A Management Fee determined without regard to the income of the Corporation and/or Mid-South, payable monthly in advance, as follows:

             (i) During the period from the date hereof through December 31, 1989, at the rate of $300,000 per year;

             (ii) During the period from January 1, 1990 through December 31, 1991, at the rate of $400,000 per year;

             (iii) During the period from January 1, 1992 through December 31, 1993, at the rate of $500,000 per year; and

             (iv) From January 1, 1994 through the termination of this Agreement, at an annual rate, as adjusted effective each January 1 of the remaining term, equal to (1) $400,000, multiplied by (2) the ratio of (x) the Consumer Price Index ("CPI") as at the December 31 preceding the date of computation to (y) the CPI at December 31, 1987; PROVIDED, HOWEVER, that in no event shall the annual rate determined under this clause (iv) be less than $500,000.

        (b) A Transaction Fee for services rendered in connection with the purchase of franchise territories (not including those held by Mid-South as at March 6, 1988). The Transaction Fee shall be paid to Bellfonte at the time of


                                     Page 5                         Exhibit 10.2

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    consummation of the acquisition of said franchise territories and shall be an amount equal to 1-1/2% of the acquisition cost of such franchises. The acquisition cost of such franchises shall be deemed to include all amounts paid in cash, plus the aggregate amount of any seller financing provided in connection with the acquisition, plus the aggregate amount of all indebtedness assumed in connection with the acquisition.

        (c) The Corporation and/or Mid-South shall reimburse Bellfonte for all reasonable out-of-pocket expenses paid or incurred by Bellfonte for the account of the Corporation and/or Mid-South in managing the businesses and properties of the Corporation and/or Mid-South, assisting in the acquisition of franchise territories and performing its duties hereunder (including, without limitation, the fees and expenses of attorneys, accountants, and other consultants and employees of Bellfonte, and the costs of equipment, supplies and other materials, but excluding general overhead expenses and compensation of officers, directors and employees of Bellfonte for time which they devote to the management and supervision of the businesses of the Corporation and/or Mid-South).

    7. SOURCE OF PAYMENT. The Management Fee and the Transaction Fee set forth in paragraph 13 of this Agreement shall be payable to Bellfonte from the general funds of either the Corporation or Mid-South.

    8. STATUS OF PARTIES. In the performance of its services under this Agreement, Bellfonte shall be and is an independent contractor; provided, however, in the event that Bellfonte acts on behalf of the Corporation and/or Mid-South with respect to other parties, Bellfonte shall be deemed to do so as an agent of the Corporation and/or Mid-South on behalf of the Corporation or Mid-South. Based on the foregoing, Bellfonte shall not and will not incur contractual or other liability solely because or as a result of its status as a party hereto. The relationship between Bellfonte and the Corporation and/or Mid-South is and shall solely be contractual.

    9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the parties hereto, then successors and assigns; provided, however, that this Agreement may not be assigned by either party without the consent of Board of Directors of the Corporation and/or Mid-South.

    10. TERM. This Agreement may be terminated by either party (i) at any time after Bellfonte, any of its affiliates, or any of its subsidiaries (wholly-owned or otherwise) cease to hold any common stock of the Corporation or Mid-South, or their respective successors, or (ii) Bellfonte ceases to be controlled by the Pohlad Group. For purposes of this Agreement, "affiliate of Bellfonte" means any person controlling or controlled by or under common control with Bellfonte, and "control," when used with respect to Bellfonte, means the power to direct the management and policies of Bellfonte, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this Agreement, "Pohlad Group" means Carl R. Pohlad and his spouse, children, grandchildren, sons-in-law, daughters-in-law, any corporation or partnership controlled by or affiliated with any of the foregoing and any employees of such corporations or partnerships, and any trust or foundation in which any of the foregoing has a substantial beneficial interest or serves as


                                     Page 6                         Exhibit 10.2

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a trustee or in any similar capacity and retains voting powers of securities held in the trust or foundation.

    11. GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the internal laws of the State of Minnesota, and all actions or claims under this Agreement shall be property venued only in the County of Hennepin, State of Minnesota.

    IN WITNESS WHEREOF, the parties have caused this Management Services Agreement to be duly executed as of the date first written above.

                                        MID-SOUTH ACQUISITION
                                        CORPORATION


                                        By  /S/ ROBERT C. POHLAD
                                          -------------------------------------
                                          Its  President
                                             ----------------------------------


                                        THE BELLFONTE COMPANY


                                        By  /s/ Robert C. Pohlad
                                          -------------------------------------
                                          Its  President
                                             ----------------------------------


                                     Page 7                         Exhibit 10.2